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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Statement Nos. 33-47497 and 33-62797) of American Express Credit Corporation and in the related prospecti of our report dated February 8, 1996, with respect to the consolidated financial statements and schedule of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1995.


                       By:     /s/ Ernst & Young LLP
                               ---------------------
                                   ERNST & YOUNG LLP


  New York, New York
  March 28, 1996



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